Exhibit 99.1

KFORCE REPORTS SECOND QUARTER 2023 REVENUE OF $389.2 MILLION
AND EARNINGS PER SHARE OF $0.95
REDUCES ANNUALIZED OPERATING COSTS BY APPROXIMATELY $14.0 MILLION

TAMPA, FL, July 31, 2023 — Kforce Inc. (Nasdaq: KFRC), a solutions firm that specializes in technology and other professional staffing services, today announced results for the second quarter of 2023.
Joseph J. Liberatore, President and Chief Executive Officer, said, “Our results for the second quarter reflect the continuation of an uncertain economic environment and, we believe, the actions being broadly taken across industries by our market-leading clients to ensure they are prepared for the possibility of a slowdown. While clients are acting with heightened caution today, we believe this is resulting in a tremendous backlog of desirable investments that will be prioritized once the macro uncertainties begin to clear. While the Firm continues to operate efficiently, it became clear to us that we needed to adjust our structural costs to align them with the lower levels of revenue that we are experiencing without compromising investment in key strategic initiatives. We anticipate that these difficult actions will reduce annual operating costs from current run rates by approximately $14 million.”
Mr. Liberatore continued, “We have built a solid foundation at Kforce. Our balance sheet is clean, and we expect our strong cash flows to continue providing us great flexibility to return significant capital to our shareholders. Our executive leadership team has been through multiple economic cycles and, we believe, has the experience to skillfully navigate through whatever may lie ahead. We are navigating through the current macro climate well, and we remain very excited about our strategic position and prospects for continuing to deliver above-market performance while continuing to make the necessary investments that should help drive long-term growth and put us in a position to attain double-digit operating margins.”
Quarterly Financial Highlights
•Revenue for the quarter ended June 30, 2023 was $389.2 million compared to $436.5 million for the quarter ended June 30, 2022, a decrease of 4.1% sequentially and 10.8% year-over-year.
•Overall Technology revenue decreased 3.5% sequentially and 8.5% year-over-year.
•Gross profit margins of 28.3% increased 20 basis points sequentially and decreased 170 basis points year-over-year. Flex gross profit margins of 26.3% increased 10 basis points sequentially and decreased 90 basis points year-over-year.
•SG&A expenses as a percentage of revenue was 21.3% for the quarter ended June 30, 2023, which decreased 70 basis points sequentially and year-over-year.
•Operating margins were 6.7% for the quarter ended June 30, 2023, an increase of 90 basis points sequentially and a decrease of 110 basis points year-over-year.
•Diluted earnings per share for the quarter ended June 30, 2023 were $0.95 per share, an increase of approximately 16% sequentially and a decrease of 27% year-over-year.
•We returned approximately $21.0 million and $38.0 million in capital to our shareholders for the three and six months ended June 30, 2023, respectively.
•Our Board of Directors approved a third quarter cash dividend of $0.36 per share to shareholders of record as of the close of business on September 15, 2023, which will be payable on September 29, 2023.

Third Quarter 2023 - Guidance
Looking forward to the third quarter of 2023, there will be 63 billing days, which is one fewer than the second quarter of 2023 and the third quarter of 2022. Current estimates for the third quarter of 2023 are:
•Revenue of $359 million to $367 million
•Earnings per share of $0.60 to $0.68
•Gross profit margin of 28.1% to 28.3%
•Flex gross profit margin of 26.0% to 26.2%
•SG&A expense as a percent of revenue of 22.9% to 23.1%
•Operating margin of 4.7% to 5.1%
•WASO of 19.3 million
•Effective tax rate of 29.2%
Our guidance for earnings per share for the third quarter of 2023 includes a charge of $5.5 million, or $0.22 per share, related to actions taken to reduce our structural costs.
Conference Call
On Monday, July 31, 2023, Kforce will host a conference call at 5:00 p.m. E.T. to discuss these results. The dial-in number is (888) 550-5417 and the conference passcode is "Kforce". The prepared remarks for this call and webcast are available on the Investor Relations page of the Kforce Inc. website in the News and Events section. The replay of the call can be accessed at http://investor.kforce.com.
About Kforce Inc.
Kforce is a solutions firm specializing in technology and other professional staffing services. Each year, we provide career opportunities for approximately 25,000 highly skilled professionals on a temporary, consulting or direct-hire basis. These professionals work with approximately 2,500 clients, including a significant majority of the Fortune 500, helping them conquer challenges and meet their digital transformation goals. Together, we reimagine how business gets done. For more than 60 years, we’ve achieved our clients’ objectives by combining a KNOWLEDGEforce®—our namesake—with flexibility and an unmatched drive for excellence.
Michael R. Blackman, Chief Corporate Development Officer
(813) 552-2927
Cautionary Note Regarding Forward-Looking Statements
All statements in this press release, other than those of a historical nature, are forward-looking statements including, but not limited to, statements regarding the backlog of desirable investments that will be prioritized once the macro uncertainties begin to clear, the expected reduction in annual operating costs, Kforce's (the "Firm") strong cash flows providing great flexibility to return significant capital to shareholders, the executive leadership team’s experience to skillfully navigate the future, the Firm’s strategic position and prospects for continuing to deliver above-market performance while continuing to make certain investments, the Firm’s positioning to attain double-digit operating margins, and the Firm's guidance for the third quarter of 2023. Such forward-looking statements are within the meaning of that term in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Factors that could cause actual results to differ materially include the following: business conditions; growth rate in temporary staffing and the general economy; competitive factors; risks due to shifts in the market demand; changes in client demand or our ability to adapt to such changes; a constraint in the supply of consultants and candidates or the Firm’s ability to attract and retain such individuals; the success of the Firm in attracting and retaining its management team and key operating employees; changes in business or service mix; the ability of the Firm to repurchase shares; the occurrence of unanticipated expenses, income, gains or losses; the effect of adverse weather conditions; changes in our effective tax rate; our ability to comply with government regulations, laws, orders, guidelines and policies that impact our business; risk of contract performance, delays, termination or the failure to obtain new assignments or contracts, or funding under contracts; ability to comply with our obligations in a remote work environment; continued performance and security of, and improvements to, our enterprise information systems; impacts of actual or potential litigation or other legal or regulatory matters or liabilities, including the risk factors and matters listed from time to time in the Firm’s reports filed with the Securities and Exchange Commission, including, but not limited to, the Firm’s Form 10-K for the fiscal year ended December 31, 2022, as well as assumptions regarding the foregoing. The terms “should,” “believe,” “estimate,” “expect,” “intend,” “anticipate,” “plan” and similar expressions and variations thereof contained in this press release identify certain of such forward-looking statements, which speak only as of the date of this press release. As a result, such forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Future events and actual results may differ materially from those indicated in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements and the Firm undertakes no obligation to update any forward-looking statements.

Kforce Inc.
Summary of Operations
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months Ended
	June 30, 2023	March 31, 2023	June 30, 2022
Revenue	$389,190	$405,997	$436,516
Direct costs	278,924	292,021	305,444
Gross profit	110,266	113,976	131,072
Selling, general and administrative expenses	82,993	89,339	96,147
Depreciation and amortization	1,340	1,234	1,076
Income from operations	25,933	23,403	33,849
Other expense (income), net	313	1,045	(2,672)
Income from operations, before income taxes	25,620	22,358	36,521
Income tax expense	7,046	6,148	9,605
Net income	$18,574	$16,210	$26,916

Earnings per share – diluted	$0.95	$0.82	$1.30

Weighted average shares outstanding – diluted	19,611	19,667	20,718
Adjusted EBITDA	$31,582	$28,729	$39,334

Billing days	64	64	64

Kforce Inc.
Consolidated Balance Sheets
(In Thousands)
(Unaudited)

	June 30, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$147	$121
Trade receivables, net of allowances	249,895	269,496
Income tax refund receivable	669	35
Prepaid expenses and other current assets	8,743	8,108
Total current assets	259,454	277,760
Fixed assets, net	10,160	8,647
Other assets, net	70,636	75,771
Deferred tax assets, net	2,780	4,786
Goodwill	25,040	25,040
Total assets	$368,070	$392,004
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and other accrued liabilities	$60,247	$72,792
Accrued payroll costs	39,414	48,369
Current portion of operating lease liabilities	3,581	4,576
Income taxes payable	999	5,696
Total current liabilities	104,241	131,433
Long-term debt – credit facility	24,600	25,600
Other long-term liabilities	51,611	52,773
Total liabilities	180,452	209,806
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	732	732
Additional paid-in capital	517,422	507,734
Accumulated other comprehensive income	—	6
Retained earnings	512,937	492,764
Treasury stock, at cost	(843,473)	(819,038)
Total stockholders’ equity	187,618	182,198
Total liabilities and stockholders’ equity	$368,070	$392,004

Kforce Inc.
Key Statistics
(Unaudited)

	Q2 2023	Q1 2023	Q2 2022
Total Firm
Total Revenue (000’s)	$389,190	$405,997	$436,516
GP %	28.3%	28.1%	30.0%
Flex revenue (000’s)	$378,470	$395,532	$419,700
Hours (000's)	4,462	4,780	5,230
Flex GP %	26.3%	26.2%	27.2%
Direct Hire revenue (000’s)	$10,720	$10,465	$16,816
Placements	535	512	800
Average fee	$20,067	$20,452	$21,040
Billing days	64	64	64
Technology
Total Revenue (000’s)	$352,025	$364,844	$384,595
GP %	27.1%	27.0%	28.6%
Flex revenue (000’s)	$346,326	$359,524	$375,507
Hours (000’s)	3,829	4,032	4,292
Flex GP %	25.9%	25.9%	26.9%
Direct Hire revenue (000’s)	$5,699	$5,320	$9,088
Placements	268	232	369
Average fee	$21,305	$22,951	$24,654
Finance and Accounting
Total Revenue (000’s)	$37,165	$41,153	$51,921
GP %	39.8%	37.8%	40.7%
Flex revenue (000’s)	$32,144	$36,008	$44,193
Hours (000’s)	633	748	938
Flex GP %	30.4%	28.9%	30.4%
Direct Hire revenue (000’s)	$5,021	$5,145	$7,728
Placements	267	280	431
Average fee	$18,824	$18,382	$17,946

Kforce Inc.
Revenue Growth Rates
(Unaudited)

	Changes in Year-Over-Year Flex Revenue
	(Per Billing Day)
	Q2 2023	Q1 2023	Q4 2022	Q3 2022	Q2 2022
Billing Days	64	64	61	64	64
Technology	(7.8)%	2.2%	8.5%	15.7%	23.3%
FA	(27.3)%	(28.2)%	(28.8)%	(30.7)%	(49.0)%
Total Flex	(9.8)%	(1.6)%	3.1%	8.7%	7.2%

Kforce Inc.
Non-GAAP Financial Measures
(In Thousands, Except Per Share Amounts)
(Unaudited)
In addition to our financial results presented in accordance with GAAP, Kforce may use certain non-GAAP financial measures, which we believe provide useful information to investors in evaluating our core operating performance. The following non-GAAP financial measures presented may not provide information that is directly comparable to that provided by other companies, as other companies may calculate such financial results differently. Our non-GAAP financial measures are not measurements of financial performance under GAAP and should not be considered as alternatives to amounts presented in accordance with GAAP. We view these non-GAAP financial measures as supplemental and they are not intended to be a substitute for, or superior to, the information provided by GAAP financial results. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures is provided below.
Free Cash Flow
“Free Cash Flow,” a non-GAAP financial measure, is defined by Kforce as net cash provided by operating activities determined in accordance with GAAP, less capital expenditures. Management believes this provides an additional way of viewing our liquidity that, when viewed with our GAAP results, provides a more complete understanding of factors and trends affecting our cash flows and is useful information to investors as it provides a measure of the amount of cash generated from the business that can be used for strategic opportunities including investing in our business, repurchasing common stock, paying dividends or making acquisitions. Free Cash Flow is limited, however, because it does not represent the residual cash flow available for discretionary expenditures. Therefore, we believe it is important to view Free Cash Flow as a complement to (but not a replacement of) our unaudited condensed consolidated statements of cash flows.

	Six Months Ended June 30,
	2023	2022
Net cash provided by operating activities	$40,431	$70,760
Capital expenditures	(4,950)	(3,458)
Free cash flow	35,481	67,302
Change in debt	(1,000)	(100,000)
Repurchases of common stock	(24,614)	(19,600)
Cash dividends	(13,947)	(12,187)
Proceeds from the sale of our joint venture interest	5,059	—
Equity method investment	(750)	(500)
Note receivable issued to our joint venture	—	(2,000)
Other	(203)	(30)
Change in cash and cash equivalents	$26	$(67,015)
Adjusted EBITDA
“Adjusted EBITDA,” a non-GAAP financial measure, is defined by Kforce as net income before depreciation and amortization, stock-based compensation expense, interest expense, net, income tax expense, loss from equity method investment, adjustments associated with note receivable issued to our joint venture and gain from swap termination. Adjusted EBITDA should not be considered a measure of financial performance under GAAP. Items excluded from Adjusted EBITDA are significant components in understanding and assessing our past and future financial performance, and this presentation should not be construed as an inference by us that our future results will be unaffected by those items excluded from Adjusted EBITDA. Adjusted EBITDA is a key measure used by management to assess our operations including our ability to generate cash flows and our ability to repay our debt obligations and management believes it provides a good metric of our core profitability in comparing our performance to our competitors, as well as our performance over different time periods. Consequently, management believes it is useful information to investors. The measure should not be considered in isolation or as an alternative to net income, cash flows, or other financial statement information presented in the consolidated financial statements as indicators of financial performance or liquidity. Also, Adjusted EBITDA, as presented, may not be comparable to similarly titled measures of other companies.

In addition, although we excluded amortization of stock-based compensation expense because it is a non-cash expense, we expect to continue to incur stock-based compensation in the future and the associated stock issued may result in an increase in our outstanding shares of stock, which may result in the dilution of our shareholder ownership interest. We suggest that you evaluate these items and the potential risks of excluding such items when analyzing our financial position.

	Three Months Ended
	June 30, 2023	March 31, 2023	June 30, 2022
Net income	$18,574	$16,210	$26,916
Depreciation and amortization	1,340	1,234	1,076
Stock-based compensation expense	4,309	4,326	4,410
Interest expense, net	313	296	371
Income tax expense	7,046	6,148	9,605
Loss from equity method investment	—	750	1,015
Adjustments associated with note receivable issued to our joint venture	—	(235)	—
Gain from swap termination	—	—	(4,059)
Adjusted EBITDA	$31,582	$28,729	$39,334